Exhibit 99.2

Oasis Petroleum Announces the Addition of Paula D. Polito to Its Board of Directors

Houston, Texas — November 2, 2018 — Oasis Petroleum Inc. (NYSE: OAS) ("Oasis" or the "Company") announced today the election of Paula D. Polito to Oasis' Board of Directors. Ms. Polito's election brings the number of directors to seven. Upon joining the Board of Directors on November 1, 2018, Paula was appointed as a member of Oasis' Nominating and Governance Committee.

Paula Polito currently serves as Global Client Strategy Officer and a Group Managing Director at UBS Global Wealth Management. Polito joined UBS in 2009 as the Wealth Management Americas Chief Marketing Officer. Previously, Paula served as Senior VP and Head of Strategic Marketing and Brand Management at Merrill Lynch, and was a member of the Global Wealth Management Executive Committee. Before Merrill Lynch, Paula served as Executive VP of Corporate and Retail Marketing at Fidelity Investments. Prior to Fidelity, she held various positions at advertising agency Hill, Holliday, Connors, Cosmopulos, Inc. Paula spent the first 10 years of her career as a journalist, working as a Producer, News Editor and Managing Editor for WBZ TV in Boston.

For the past four years, Paula has been named one of the "25 Most Powerful Women in Finance" by American Banker. She has received Business Marketing Association's Communicator of the Year award and was named among the “Top 100 Marketers” by Advertising Age.

"Paula is an outstanding addition to the Oasis board of directors," said Mr. Thomas B. Nusz, Chairman and Chief Executive Officer. "She has a long history of understanding global financial markets and helping people navigate them. We believe her ability to think strategically over the long-term, her creativity, and communications experience will greatly benefit our board and our management team. We are looking forward to her unique insight into the investment community as we navigate the ever changing macroeconomic and investment environment."

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company's drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company's ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston and Delaware Basins. For more information, please visit the Company’s website at www.oasispetroleum.com.

Contact:
Oasis Petroleum Inc.
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations